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                                                                   Exhibit 10.17
                                 SKYWEST, INC.

                                  COMMON STOCK

                                 ---------------

                                 SKYWEST, INC.
                       1995 EMPLOYEE STOCK PURCHASE PLAN

                                 ---------------

       Shares of Common Stock, no par value per share, of SkyWest, Inc., a Utah corporation (the "Company"), are being offered pursuant to the SkyWest, Inc. 1995 Employee Stock Purchase Plan (the "Purchase Plan") to participants thereunder as described herein. This document contains a summary of the terms and provisions of the Purchase Plan and certain related information, and is applicable only to participants in the Purchase Plan.

                                 ---------------

       THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

                                 ---------------

                  THE DATE OF THIS DOCUMENT IS JUNE 14, 1995.

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                                    CONTENTS

                                                                             PAGE
                                                                             ----
Description of the Purchase Plan ......................................        1
       Introduction ...................................................        1
       Administration of the Purchase Plan ............................        1
       Duration of the Purchase Plan ..................................        2
       Shares Subject to the Purchase Plan ............................        2
       Eligibility ....................................................        2
       Election to Participate in the Plan ............................        3
       Granting of Options ............................................        3
       Payment ........................................................        4
       Exercise of Options ............................................        5
       Withdrawal from Purchase Plan ..................................        6
       Termination of Employment ......................................        6
       No Interest ....................................................        6
       Transferability ................................................        7
       Application of Securities Laws .................................        7
       Restrictions on Resale .........................................        7
       Amendments to the Purchase Plan ................................        7
       General Provisions .............................................        8
       Federal Income Tax Consequences ................................        8

Incorporation of Certain Documents by Reference .......................        9

Experts ...............................................................       10

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              DESCRIPTION OF THE 1995 EMPLOYEE STOCK PURCHASE PLAN

INTRODUCTION

       The SkyWest, Inc. 1995 Employee Stock Purchase Plan (the "Purchase Plan") was adopted by the Board of Directors (the "Board") of SkyWest, Inc. (the "Company") on November 8, 1994 subject to approval by the Company's shareholders. The Company will present the Purchase Plan to the shareholders for their approval at the Company's annual meeting of shareholders scheduled for August 8, 1995. The following description of the Purchase Plan contains, among other information, summaries of certain provisions of the Purchase Plan, a copy of which will be provided to any employee eligible to participate in the Purchase Plan upon request. The information set forth in this document with respect to the Purchase Plan is qualified in its entirety by reference to the complete text of the Purchase Plan.

       The purpose of the Purchase Plan is to provide a method whereby employees of the Company and its subsidiary corporations will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Company's Common Stock, no par value (the "Common Stock"). The Purchase Plan has been set up to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

       The Purchase Plan is not a qualified retirement plan under Section 401 of the Code, nor is it subject to any provision of the Employee Retirement Income Security Act of 1974, as amended.

       The Company's principal executive offices are located at 444 South River Road, St. George, Utah 84770, and its telephone number (801) 634-3000.

ADMINISTRATION OF THE PURCHASE PLAN

       The Purchase Plan shall be administered by a committee appointed by the Board consisting of three or more disinterested members of the Board (the "Committee"). The Board has appointed the Compensation Committee to administer the Purchase Plan initially. Members of the Committee are ineligible to purchase stock under the Purchase Plan. The Board may, in its sole discretion, remove members from or add members to the Committee from time to time and fill any vacancy, however caused. Members of the Committee shall serve until the expiration or termination of the Purchase Plan unless they resign or are removed by the Board before the expiration or termination of the Purchase Plan.

       The Committee shall have plenary authority in its discretion to interpret and construe any and all provisions of the Purchase Plan, to adopt rules and regulations for administering the Purchase Plan, to appoint custodians, accountants and other advisors, and to make all other determinations deemed necessary or advisable for administering the Purchase Plan. All determinations and decisions of the Committee shall be made by a majority of its members, whether by a vote in a meeting of the Committee or by the written consent of a majority of the Committee. The Committee's determination on the foregoing matters shall be conclusive.

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DURATION OF THE PURCHASE PLAN

       The Purchase Plan was approved by the Board of Directors on November 8, 1994 effective as of such date, subject to the approval of the shareholders of the Company within 12 months after such date. If the Purchase Plan is not approved by the shareholders, the Plan shall not become effective. If approved, the Purchase Plan shall remain in effect until June 30, 2000, unless terminated earlier by the Board in accordance with the terms of the Purchase Plan. See "Amendments to the Purchase Plan." Offerings under the Purchase Plan may commence prior to shareholder approval, but no options may be exercised until after such approval. The first offering under the Purchase Plan shall commence on July 1, 1995.

SHARES SUBJECT TO THE PURCHASE PLAN

       The maximum number of shares of Common Stock that may be issued under the plan is 500,000 shares. The maximum number of shares that may be issued in each Annual Offering (as defined below) is 100,000 shares plus any unissued shares from the prior Annual Offerings. If Six-Month Offerings (as defined below) are made, the maximum number of shares to be issued in each Six-Month Offering shall be 50,000 shares plus any unissued shares from any prior offerings.

       If the total number of shares for which options are exercised on the termination date of any Annual or Six-Month Offering exceeds the maximum number of shares for the applicable offering period, the Company shall make a pro-rata allocation of the shares available in as nearly a uniform manner as shall be practicable and the balance of payroll deductions credited to the account of each participant under the Purchase Plan shall be returned to him/her as promptly as possible without interest.

       In the event the outstanding shares of Common Stock of the Company increase decrease, change into, or are exchanged for a different number or kind of security of the Company through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split or similar transaction ("Changes in Capital"), the number and/or kind of shares which may be offered in the Offerings shall be proportionately adjusted. No adjustments will be made for stock dividends. Any distribution of shares to shareholders aggregating less than twenty percent (20%) of the outstanding shares of Common Stock shall be deemed to be a stock dividend. Any distribution of shares to shareholders aggregating twenty percent (20%) or more shall be deemed to be a stock split.

ELIGIBILITY

       Any employee who shall have completed 90 days' employment shall be eligible to participate in any Offerings under the Purchase Plan which commence on or after such 90 day period has concluded as long as such employee remains continuously employed by the Company. References hereinafter to employment by, or periods of employment with, the Company include employment by or with all participating subsidiaries of the Company. For purposes of participation in the Purchase Plan, a person on leave of absence shall be deemed to be an employee for the first 90 days of such leave of absence and such employee's employment shall be deemed to have terminated at the close of business on the 90th day of such leave of absence and such employee shall not be entitled to participate in the Purchase Plan unless the employee has returned to work on a full or part time basis prior to such time.

       Notwithstanding the above, no employee shall be granted an option under the Purchase Plan:

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               (a)   if immediately after the grant, such employee would own
       stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company as determined under the rules of Section 424(d) of the Code; or

               (b) which permits his/her rights to purchase stock under all employee stock purchase plans of the Company to accrue at a rate which exceeds $25,000 in fair market value of the stock (determined at the time such option is granted) for each calendar year in which such option is outstanding.

ELECTION TO PARTICIPATE IN THE PLAN

       The Purchase Plan provides for five annual offerings of the Company's Common Stock (the "Annual Offerings(s)") commencing on July 1 of each year covered under the Purchase Plan and ending on June 30 of the following year. Each Annual Offering, at the discretion of the Committee exercised prior to the commencement thereof, may be divided into two six-month offerings commencing, respectively on July 1 and January 1 and terminating on December 31 and June 30 respectively (the "Six-Month Offerings(s)"). (Annual Offerings and Six-Month Offerings are sometimes collectively referred to as the "Offering(s)"). "Commencement Date" means the commencement date for any Annual or Six-Month Offering as described above and "Termination Date" means the termination date for any Annual or Six-Month Offering as described above.

       Eligible employees will have the opportunity to elect to participate in the Purchase Plan prior to every Offering. An eligible employee may become a participant in the Purchase Plan by completing an authorization for payroll deduction under the Purchase Plan on the form provided by the Company and filing it with the Employee Benefits Department of the Company on or before the date set by the Committee (the "Election Date"). The Election Date shall always be prior to the Commencement Date for each Offering.

GRANTING OF OPTIONS

       On the Commencement Date of each Offering, each employee who has elected to participate in the Offering (the "Participant") shall be deemed to have been granted an option to purchase a maximum number of shares of the Company's Common Stock (the "Option"). The maximum number of shares that can be purchased under an Option shall be equal to an amount (rounded down to a whole number) determined as follows:

       The percentage rate selected by the Participant on his/her authorization for payroll deduction form shall be multiplied by the Participant's projected Base Pay during the period of the Offering and then the product of such computation shall be divided by 85% of the market value of the Company's Common Stock on the applicable Offering Commencement Date.

The market value of the stock shall be the closing sale price of the Company's Common Stock on the NASDAQ Stock Market/National Market System ("NASDAQ/NMS") on the Offering Commencement Date or the nearest prior business day on which trading occurred on the NASDAQ/NMS. A Participant's projected Base Pay during the period of an Offering shall be determined by multiplying, in the case of an Annual Offering, the Participant's normal bi-weekly rate of pay (as in effect on the last day prior to the

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Commencement Date) by 26 or the hourly rate by 2,080, or in the case of a
Six-Month Offering, by 13 or 1,040, as the case may be. "Base Pay" shall mean salary, wages or other regular rate of pay and overtime pay before reduction for contributions to plans maintained under Code Sections 401(k) and 125 (such as profit-sharing and cafeteria plans), but excluding bonuses, shift premiums, and other extraordinary forms of compensation. In the case of a part-time hourly employee, the employee's projected Base Pay during the period of an Offering shall be determined by multiplying the employee's hourly rate by the number of regularly scheduled hours of work for the employee during such Offering. In the case of employees paid on the basis of flight hours, the flight hour rate shall be multiplied by 1,000 or, in the case of a Six-Month Offering, by 500.

       The exercise price of any Option granted during any given Offering shall be the lower of 85% of the closing sale price of the Company's Common Stock on the NASDAQ/NMS on the applicable Offering Commencement Date (or the nearest prior business day on which trading occurred on the NASDAQ/NMS) or 85% of the closing sale price on the NASDAQ/NMS on the applicable Offering Termination Date (or the nearest prior business day on which trading occurred on the NASDAQ/NMS).

       In the event of a Change in Capital (as defined above), appropriate and proportionate adjustments may be made by the Committee in the number and/or kind of shares which are subject to purchase under outstanding Options and in the exercise price or prices applicable to such outstanding Options.

       Upon the dissolution or liquidation of the Company, or upon reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all of the property or stock of the Company to another corporation (the "Reorganization Transactions"), the holder of each Option then outstanding under the Purchase Plan will thereafter be entitled to receive at the next Offering Termination Date upon the exercise of such Option for each share as to which such Option shall be exercised as nearly as reasonably may be determined, the cash, securities and/or property which a holder of one share of the Common Stock was entitled to receive upon and at the time of such Reorganization Transaction. The Board shall take such steps in connection with any Reorganization Transaction, as the Board shall deem necessary, to assure that holders of Options under the Purchase Plan shall be entitled to receive, as nearly as reasonably may be determined, the cash, securities and/or property as described above.

PAYMENT

       Payment for shares issued under the Purchase Plan shall be made solely by payroll deductions except in the case of a leave of absence and then only in accordance with the terms of the Purchase Plan. All payroll deductions made for a Participant shall be credited to the Participant's account under the Purchase Plan.

       At the time a Participant files an authorization for payroll deduction, the Participant may elect to have payroll deductions made from his or her pay on each payday in an Offering at any rate designated by the Participant but not less than 2% and not more than 15% of the Participant's Base Pay in effect on the Offering Commencement Date of such Offering. Payroll deductions shall commence with the first pay day on or after the Commencement Date for the Offering for which an authorization for payroll deduction has been received. Payroll deductions for a Participant shall automatically continue for all subsequent Offerings unless the Participant withdraws from an Offering or delivers written notice of his/her election not to participate in the subsequent Offering to the Company. Such notice must be delivered to the Employee Benefits Department of the Company prior to the Election Date for the subsequent Offering.

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Payroll deductions will be terminated for a Participant during an Offering if the Participant elects to withdraw from the Offering in accordance with the terms of the Purchase Plan. See "Withdrawal from Purchase Plan." A Participant's decision not to participate in any given Offering will not prevent him/her from participating in any subsequent Offering under the Purchase Plan. Once a Participant has withdrawn from an Offering or elected not to participate in an Offering, he/she must file a new authorization for payroll deduction to participate in any subsequent Offering. A Participant may change the rate of payroll deduction for any subsequent Offering by filing a new authorization for payroll deduction prior to the Election Date for the subsequent Offering. A Participant may discontinue his/her participation in an Offering as provided below but may not make any other changes during an Offering, including without limitation, altering the amount of his/her payroll deductions during any Offering.

       If a Participant goes on a leave of absence, such Participant shall have the right to elect: (a) to withdraw the balance in his/her account; (b) to discontinue contributions to the Purchase Plan but remain a participant in the Purchase Plan with respect to amounts contributed prior to the leave of absence; or (c) to remain a participant in the Purchase Plan during such leave of absence, authorizing deductions to be made from payments by the Company to such Participant during his/her leave of absence and undertaking to make cash payment to the Purchase Plan at the end of each payroll period to the extent that amounts payable by the Company to such Participant are insufficient to meet his/her authorized payroll deductions. Notwithstanding the above, a Participant's interest in the Purchase Plan and any Offering shall be terminated if such leave of absence extends beyond certain time periods. See "N Termination of Employment."

       All payroll deductions received or held by the Company under the Purchase Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such payroll deductions.

EXERCISE OF OPTIONS

       Options granted to Participants for an Offering shall be deemed to have been exercised automatically on the Offering Termination Date unless the Participant has withdrawn from the Offering. Options will automatically be deemed to be exercised for the purchase of the number of full shares of Common Stock which the accumulated payroll deductions in the Participant's account will purchase at the applicable exercise price. Any accumulated payroll deductions which would have been used to purchase fractional shares will be rolled over to the next offering unless the Participant elects in writing to have such amount returned to him/her. Notwithstanding the above, the number of shares purchased shall in no event exceed the maximum number of shares for which the Option was granted on the Offering Commencement Date. Any excess funds in a Participant's account after the purchase of the maximum number of shares will be promptly returned to the Participant without interest.

       The purchase of shares of Common Stock upon the exercise of Options under the Purchase Plan shall be conducted solely through Smith Barney (Address: 408 East St. George Blvd., St. George, Utah 84770; Contact Person: Jim Workman; Telephone No.: (801) 628-5241). The relationship between a Participant and Smith Barney shall be governed by an agreement to be entered into by the Participant with Smith Barney at the time the Participant elects to participate in the Purchase Plan. The Common Stock purchased under the Purchase Plan shall be registered in the name of a nominee named by Smith Barney and credited to the Participant's account at Smith Barney. Stock certificates representing the shares of Common Stock purchased under the Purchase Plan shall be delivered to Smith Barney as soon as practicable after the Offering Termination Date.

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

WITHDRAWAL FROM PURCHASE PLAN

       A Participant may withdraw from an Offering at anytime prior to the Offering Termination Date by giving written notice of such election to the Employee Benefits Department of the Company (the "Withdrawing Employee"). All of the Withdrawing Employee's payroll deductions credited to his/her account will be paid to the Withdrawing Employee without interest promptly after receipt of his/her notice of withdrawal. Upon receipt of a Withdrawing Employee's election to withdraw, the Company shall make no further payroll deductions from the Withdrawing Employee's pay during the Offering. Withdrawal from any Offering will not have any effect upon the Withdrawing Employee's eligibility to participate in any subsequent Offering under the Purchase Plan or in any similar plan which may hereafter be adopted by the Company.

TERMINATION OF EMPLOYMENT

       Upon the termination of a Participant's employment with the Company for any reason including retirement (but excluding death while in the employ of the Company or a continuation of a leave of absence for a period beyond ninety (90)
days), the Participant's participation in the Purchase Plan and in any current Offering shall be terminated. All the payroll deductions credited to the terminated Participant's account shall be returned to him/her without interest.

       Upon the termination of a Participant's employment because of death, the Participant's beneficiary (as determined under the Purchase Plan) shall have the right to elect either to: (i) withdraw all of the payroll deductions credited to such Participant's account under the Purchase Plan without interest; or (ii) to exercise such Participant's Option on the Offering Termination Date following the Participant's death for the purchase of the number of full shares of stock which the accumulated payroll deduction in such Participant's account at the date of the Participant's death will purchase at the applicable exercise price. In the event the beneficiary elects the latter option, any excess in the account will be returned to said beneficiary without interest. The beneficiary must make such election by written notice to the Employee Benefits department of the Company prior to the earlier of: (i) the Offering Termination Date; or (ii) the expiration of a period of ninety (90) days commencing with the date of the death of the Participant. If the beneficiary fails to make such election within the prescribed time period, then the beneficiary shall be deemed to have elected to exercise the Participant's Option as described above.

       If a Participant who is on leave of absence does not return to regular full time or part time employment with the Company at the earlier of (i) the termination of such leave of absence or (ii) three months from the 90th day of such leave of absence, then such Participant's participation in the Purchase Plan and any Offering shall terminate on whichever of such dates occur first. All payroll deductions credited to such Participant's account shall be returned to him/her without interest. In addition, a Participant who has been on a leave of absence for more than 90 days shall not be entitled to participate in any Offering commencing after the 90th day of such leave of absence.

NO INTEREST

       No interest will be paid or allowed on any money paid into the Purchase Plan or credited to the account of any Participant.

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TRANSFERABILITY

       Neither payroll deductions credited to Participant's account nor any rights with regard to the exercise of an Option or to receive stock under the Purchase Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution. During a Participant's lifetime, Options may only be exercised by the Participant who holds such Options. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act, in its sole discretion, as an election to withdraw from the Purchase Plan.

APPLICATION OF SECURITIES LAWS

       The Board, in its sole discretion, may require as conditions to the exercise of any Option that the shares of Common Stock reserved for issuance upon the exercise of the Options shall have been duly listed, upon official notice of issuance, upon a stock exchange, and that either: (i) a Registration Statement under the Securities Act of 1933, as amended, with respect to said shares shall be effective; or (ii) the Participant shall have represented at the time of purchase, in form and substance satisfactory to the Company, that it is his/her intention to purchase the shares for investment and not for resale or distribution.

RESTRICTIONS ON RESALE

       All Participants are subject to certain resale restrictions regarding shares of Common Stock acquired under the Purchase Plan, as contemplated by the insider trading restrictions which prohibit transactions while in possession of material nonpublic information concerning the Company. Executive officers, directors, and 10% shareholders of the Company are also restricted by the short-swing liability provisions of Section 16(b). A Participant is not subject to any additional resale restrictions, unless the Participant is an affiliate of the Company, as such term is defined in regulations under the Securities Act of 1933, as amended (the "Securities Act"). Affiliates of a corporation are generally considered to include executive officers and directors thereof. Shares of Common Stock issued to affiliates of the Company pursuant to the Purchase Plan may not be resold unless they are registered under the Securities Act or sold pursuant to an applicable exemption, including the exemption provided by Rule 144 under the Securities Act. Pursuant to Rule 144, an affiliate of the Company is entitled to sell, within any three-month period, a number of shares of Common Stock that does not exceed the greater of one percent (1%) of the outstanding shares of such class or the average weekly trading volume of such shares during the four calendar weeks preceding such sale. Although Rule 144 imposes certain manner of sale and other restrictions, affiliates of the Company are not subject to the two-year holding period under the rule with respect to shares of Common Stock acquired under the Purchase Plan.

AMENDMENTS TO THE PURCHASE PLAN

       The Board may, at any time and for any reason, amend or terminate the Purchase Plan. The Board, however, may not, without shareholder approval, amend the Purchase Plan to (i) increase the maximum number of shares which may be issued under any Offering (except in the case of Change in Capital); or (ii) amend the requirements as to the class of employees eligible to purchase stock under the Purchase Plan or permit the members of the Committee to purchase stock under the Purchase Plan. No termination,

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modification, or amendment of the Purchase Plan may, without the consent of an employee then having an Option to purchase stock, adversely affect the rights of such employee under such Option.

GENERAL PROVISIONS

       An employee shall have no interest in any shares of Common Stock covered by an Option under the Purchase Plan until such Option has been exercised. Neither the Purchase Plan nor any grant of Options thereunder shall be deemed to give any individual the right to remain employed by the Company, nor shall the Purchase Plan be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an employee's employment at any time. Employees shall not have any rights or interest under the Purchase Plan in any Option or shares of the Company's Common Stock prior to the grant of an Option to such employee.

       A Participant may designate a beneficiary under the Purchase Plan by filing a written designation of a beneficiary who is to receive any stock and/or cash upon the death of such Participant. Such designation may be changed by the Participant at any time by written notice to the Employee Benefits Department of the Company. Upon the death of a Participant and upon receipt by the Company of proof of identity of the beneficiary, the Company shall deliver any stock and/or cash entitled to be received by the deceased Participant to a beneficiary validly designated by the Participant under the Purchase Plan. In the event of the death of a Participant and the absence of a beneficiary validly designated under the Purchase Plan who is living at the time of such Participant's death, the Company shall deliver such stock and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such stock and/or cash to the spouse or to any one or more dependents of the deceased Participant as the Company may designate. Notwithstanding the above, no beneficiary shall, prior to the death of the Participant by whom he has been designated, acquire any interest in the stock or cash credited to such Participant under the Plan.

FEDERAL INCOME TAX CONSEQUENCES

       The following tax discussion is a brief summary of current federal income tax law. The discussion is intended solely for general information and does not make specific representations to any recipient. A taxpayer's particular situation may be such that some variation of the basic rules is applicable to him or her. In addition, the federal income tax laws and regulations have been revised frequently and may be changed again at any time in the future. Therefore, each recipient is urged to consult a tax adviser before exercising any Option or before disposing of any shares of Common Stock acquired under the Purchase Plan both with respect to federal income tax consequences as well as any foreign, state or local tax consequences.

       Election to Participate and Initial Grant of Options. Participants who elect to participate in an offering under the Purchase Plan will elect to have regular payroll deductions made from pay during the Offering Period and will be deemed to have been granted options to purchase Common Stock exercisable on the Offering Termination Date. A recipient of options under the Purchase Plan incurs no income tax liability, and the Company obtains no deduction, from the grant of the options. The payroll deductions, however, are made on an after-tax basis. Participants will not be entitled to deduct or exclude from income or social security taxes any part of the payroll deductions.

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       Exercise of Options. An employee will not be subject to federal income tax upon the exercise of an option granted under the Purchase Plan, nor will the Company be entitled to a tax deduction by reason of such exercise, provided that the holder is still employed by the Company (or terminated employment no longer than three months before the exercise date). The employee will have a cost basis in the shares of Common Stock acquired upon such exercise equal to the option exercise price.

       Disposition of Shares Acquired Under Plan. In order to defer taxation on the difference between the fair market value and exercise price of shares acquired upon exercise of an option, the employee must hold the shares during a holding period which runs through the later of one year after the option exercise date or two years after the date the option was granted. The only exceptions are for dispositions of shares upon death, as part of a tax-free exchange of shares in a corporate reorganization, into joint tenancy with right of survivorship with one other person, or the mere pledge or hypothecation of shares.

       If an employee disposes of stock acquired under the Plan before expiration of the holding period in a manner not described above, such as by gift or ordinary sale of such shares, the employee must recognize as ordinary compensation income in the year of disposition the difference between the stock's fair market value and exercise price as of the date of exercise. This amount must be recognized as income even if it exceeds the fair market value of the shares as of the date of disposition or the amount of the sales proceeds received. The Company will be entitled to a corresponding compensation expense deduction.

       Disposition of shares after expiration of the required holding period will result in the recognition of gain or loss in the amount of the difference between the amount realized on the sale of the shares and the exercise price for such shares. Any loss on such a sale will be a long-term capital loss. Any gain on such a sale will be taxed as ordinary income up to the amount of the difference between the fair market value and the exercise price as of the date of exercise with any additional gain taxed as a long-term capital gain.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


       The following documents filed by the Company with the SEC are hereby incorporated by reference in the Section 10(a) Prospectus of which this document constitutes a part (the "Purchase Plan Prospectus"):

       (1) The Company's Annual Report on Form 10-K (File No. 0-14719) for the fiscal year ended March 31, 1994, which contains, among other things, the consolidated financial statements of the Company for the three-year period ended March 31, 1994, together with the report thereon of Arthur Andersen LLP, independent public accountants.

       (2) The Company's Quarterly Reports on Form 10-Q (File No. 0-14719) for the quarters ended June 30, September 30 and December 31, 1994.

       (3) The Company's Current Report on Form 10-C (File No. 0-14719) dated effective as of November 29, 1994.

       (4) The Company's Current Report on Form 10-C (File No. 0-14719) dated effective as of February 1, 1995.

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       (5)   The description of the Company's Common Stock, no par value, contained in the Company's Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which description is included under the heading "Description of Capital Stock" on pages 21 of the Company's prospectus dated June 26, 1986 contained in Amendment No. 2 to the Company's Registration Statement on Form S-1 (Registration No. 33-5823), including any amendment or report filed under the Exchange Act for the purpose of updating such description.

       In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Purchase Plan Prospectus and to be a part hereof from the date of filing of such documents. The Purchase Plan Prospectus forms a part of a Registration Statement on Form S-8 filed with the SEC and does not contain all the information set forth therein. Reference to the Registration Statement is hereby made for further information with respect to the Company and the securities offered hereby.

       Accompanying this document is a copy of the Company's Annual Report to Shareholders. Upon written or oral request, the Company will provide without charge to each person to whom a copy of this Purchase Plan Prospectus has been delivered a copy of any or all of the documents referred to above (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that the Purchase Plan Prospectus incorporates) and any other documents required to be delivered to participants pursuant to Rule 428(b) of the Securities Act. Requests should be directed to Eric Christensen, SkyWest, Inc., 444 South River Road, St. George, Utah 84770 (telephone (801) 634-3000).

       Additional updating information with respect to the Common Stock, the Company and the Purchase Plan may be provided to participants in the future by means of additional documents, appendices to this document, or other appropriate means. For a current set of information regarding the Purchase Plan or for additional information, please contact Brad Gale at the address and telephone number indicated above.

                                    EXPERTS

       The consolidated financial statements of the Company appearing in the Company's prospectus filed with the SEC in connection with its Registration Statement for the public offering of its Common Stock have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Arthur Andersen LLP, pertaining to such financial statements (to the extent Arthur Andersen LLP have audited such financial statements and consented to the use of their report thereon) given upon the authority of such firm as experts in accounting and auditing.

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